23 Consent of experts and counsel

CONSENT OF INDEPENDENT AUDITOR

I consent to the incorporation by reference in this Annual Report on Form 10-K of Tollycraft Yacht Corporation my report dated April 28, 1998 on the financial statements for the year ended December 31, 1997, included in the 1997 Annual Report to the Shareholders of Tollycraft Yacht Corporation.

                                       /s/
                                       Timothy L. Steers
                                       Certified Public Accountant, LLC
Portland, Oregon
August 6, 1998